Exhibit 99.2

TE CONNECTIVITY PLC

NET SALES BY SEGMENT AND INDUSTRY END MARKET (UNAUDITED)

	For the Quarters Ended								For the Years Ended
	September 27,	June 28,	March 29,	December 29,	September 29,	June 30,	March 31,	December 30,	September 27,	September 29,
	2024	2024	2024	2023	2023	2023	2023	2022	2024	2023

	(in millions)
Net sales:
Transportation Solutions:
Automotive	$1,723	$1,748	$1,772	$1,796	$1,782	$1,769	$1,818	$1,669	$7,039	$7,038
Commercial transportation	353	363	384	356	369	403	405	348	1,456	1,525
Sensors	254	240	251	241	284	283	283	262	986	1,112
Total Transportation Solutions	2,330	2,351	2,407	2,393	2,435	2,455	2,506	2,279	9,481	9,675
Industrial Solutions:
Automation and connected living	511	519	500	464	536	573	636	607	1,994	2,352
Aerospace, defense, and marine	367	345	342	290	323	293	298	264	1,344	1,178
Digital data networks	393	329	273	279	293	252	288	329	1,274	1,162
Energy	254	226	234	205	231	230	233	189	919	883
Medical	213	209	211	200	217	195	199	173	833	784
Total Industrial Solutions	1,738	1,628	1,560	1,438	1,600	1,543	1,654	1,562	6,364	6,359
Total	$4,068	$3,979	$3,967	$3,831	$4,035	$3,998	$4,160	$3,841	$15,845	$16,034